Exhibit 24

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Markin and Molly Henderson, his or her attorney-in-fact, each to act without the other, and each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: April 12, 2007	By: /s/Jeffrey Markin Name: Jeffrey Markin Title: Chief Executive Officer Director (Principal Executive Officer)

Date: April 12, 2007	By: /s/Molly Henderson Name: Molly Henderson Title: Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: April 12, 2007	By: /s/Warren Bagatelle Name: Warren Bagatelle Title: Chairman of the Board of Directors

Date: April 12, 2007	By: /s/Robert Klimasewski Name: Robert Klimasewski Title: Vice-Chairman of the Board of Directors

Date: April 12, 2007	By: /s/Dr. Saara Totterman, M.D., Ph.D. Name: Dr. Saara Totterman, M.D., Ph.D. Title: Director, Chief Medical Officer of VirtualScopics

Date: April 12, 2007	By: /s/Terence A. Walts Name: Terence A. Walts Title: Director

Date: April 12, 2007	By: /s/Sidney R. Knafel Name: Sidney R. Knafel Title: Director

Date: April 12, 2007	By: /s/Colby H. Chandler Name: Colby H. Chandler Title: Director

Date: April 12, 2007	By: /s/ Charles Phelps, Ph.D. Name: Charles Phelps, Ph.D. Title: Director